UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

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Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

(Address of Principal Executive Office) (Zip Code)

240-499-2680

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 28, 2012, Cytomedix, Inc. held its annual shareholder meeting at its executive offices in Gaithersburg, Maryland. The shareholders approved the following proposals:

Proposal 1 – Election of Directors. The shareholders elected James S. Benson, Mark T. McLoughlin, C. Eric Winzer, Stephen N. Keith, Martin P. Rosendale, Richard S. Kent, Lyle Hohnke, Joseph Del Guercio and David E. Jorden as directors to hold office until the next annual meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below:

Name	Votes For	% For	Withheld*

James S. Benson	45,933,002	99.69%	144,590
Richard S. Kent	45,950,502	99.72%	127,090
Martin P. Rosendale	45,950,502	99.72%	127,090
Mark T. McLoughlin	45,937,902	99.70%	139,690
Stephen N. Keith	45,937,902	99.70%	139,690
Lyle Hohnke	45,806,163	99.41%	271,429
David E. Jorden	45,089,502	97.86%	988,090
C. Eric Winzer	45,934,502	99.69%	143,090
Joseph Del Guercio	44,518,690	96.62%	1,558,902

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* Proxies received were voted, unless authority was withheld, in favor of the election of the nominees.

Proposal 2 – Ratification of Auditors. Shareholders also voted to ratify the appointment of Stegman & Company as the Company’s independent registered accountant for the fiscal year ending December 31, 2012 with 70,597,654 shares voting for and 82,810 shares voting against the Proposal.

Item 9.01      Financial Statement and Exhibits

(d)         Exhibits.

NA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Martin P. Rosendale
Martin P. Rosendale Chief Executive Officer

Date: October 3, 2012